EXHIBIT 23(h)(4)(d)
                           AMENDED AND RESTATED SCHEDULE A

                       TO THE FUND ACCOUNTING AGREEMENT BETWEEN
                           FIRST PACIFIC MUTUAL FUND, INC.
                                          AND
                              ULTIMUS FUND SOLUTIONS, LLC
                                 Dated January 2, 2002


Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios as of ______________, 2011:


                                     FUND PORTFOLIOS
                                     ---------------
                                  Hawaii Municipal Fund
                            First Pacific Low Volatility Fund















First Pacific Mutual Fund, Inc.			Ultimus Fund Solutions, LLC


By:  ____________________________			By:  ___________________________



Title:____________________________			Title:_________________________